As filed with the Securities and Exchange Commission on June 30, 2004

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Gerber Scientific, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	06-0640743
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
83 Gerber Road West
South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)

Gerber Scientific, Inc. 2003 Employee Stock Option Plan
Gerber Scientific, Inc. Non-Employee Director’s Stock Grant Plan
Gerber Scientific, Inc. 2005-2006 Executive Annual Incentive Bonus Plan
(Full title of the plan)

William V. Grickis, Jr.
Senior Vice President, General Counsel and Secretary
83 Gerber Road West
South Windsor, Connecticut 06074
(Name and address of agent for service)

(860) 644-1551
(Telephone number, including area code, of agent for service)

Copy to:
Richard J. Parrino, Esq.
John M. Rafferty, Esq.
Hogan & Hartson L.L.P.
8300 Greensboro Drive
McLean, VA 22102
(703) 610-6100

CALCULATION OF REGISTRATION FEE

			Proposed
			maximum	Proposed maximum	Amount of
	Amount to be		offering price per	aggregate offering	registration
Title of securities to be registered	registered(1)		share(2)	price(2)	fee
Common Stock	900,000	(3)	$6.56	$5,904,000	$748.04
Common Stock	111,071	(4)	$6.56	$728,626	$92.32
Common Stock	250,000	(5)	$6.56	$1,640,000	$207.79
Total	1,261,071			$8,272,626	$1,048.15

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares of common stock which, by reason of certain events specified in the Gerber Scientific, Inc. 2003 Employee Stock Option Plan, the Gerber Scientific, Inc. Non-Employee Director’s Stock Grant Plan and the Gerber Scientific, Inc. 2005-2006 Executive Annual Incentive Bonus Plan, may become subject to such plans.

(2)	Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for purposes of calculating the registration fee, based on the average of the high and low prices per share of the common stock on June 24, 2004, as reported on the New York Stock Exchange.

(3)	Represents shares of common stock issuable pursuant to the Gerber Scientific, Inc. 2003 Employee Stock Option Plan.

(4)	Represents shares of common stock issuable pursuant to the Gerber Scientific, Inc. Non-Employee Director’s Stock Grant Plan.

(5)	Represents shares of common stock issuable pursuant to the Gerber Scientific, Inc. 2005-2006 Executive Annual Incentive Bonus Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1. Plan Information.*

     Item 2. Registrant Information and Employee Plan Annual Information.*

     *  The documents containing the information specified in Part I will be sent or given to participants in the Gerber Scientific, Inc. 2003 Employee Stock Option Plan, the Gerber Scientific, Inc. Non-Employee Director’s Stock Grant Plan and the Gerber Scientific, Inc. 2005-2006 Executive Annual Incentive Bonus Plan. According to the Note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “SEC”), either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. For each of the plans referred to above, these documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     The following documents which have been filed by Gerber Scientific, Inc. (the “Registrant”) with the SEC are hereby incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for its fiscal year ended April 30, 2003, filed with the SEC on July 29, 2003;

(b)	the Registrant’s Quarterly Report on Form 10-Q for its fiscal quarter ended July 31, 2003, filed with the SEC on September 11, 2003;

(c)	the Registrant’s Quarterly Report on Form 10-Q for its fiscal quarter ended October 31, 2003, filed with the SEC on December 11, 2003;

(d)	the Registrant’s Quarterly Report on Form 10-Q for its fiscal quarter ended January 31, 2004, filed with the SEC on March 15, 2004;

(e)	the Registrant’s Current Reports on Forms 8-K filed with the SEC on December 23, 2003, April 8, 2004 and June 24, 2004; and

(f)	the description of the Registrant’s common stock contained in its Form 8-A filed with the SEC on September 11, 1980, including any amendments or reports the Registrant files for the purpose of updating this description.

     The Registrant does not incorporate by reference any portion of any document, including any Current Report on Form 8-K, which is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject any portion of any such document to the liability of that section unless the Registrant expressly states that such information is so deemed to be filed or unless the Registrant expressly incorporates such information by reference in this registration statement. Subject to the foregoing, all documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents or reports.

     In addition, any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated into this registration statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     Item 4. Description of Securities.

     Not applicable. (The common stock is registered under Section 12(b) of the Exchange Act.)

     Item 5. Interests of Named Experts and Counsel.

     Not applicable.

     Item 6. Indemnification of Directors and Officers.

     The Registrant is a Connecticut corporation subject to the applicable indemnification provisions of the Connecticut Business Corporation Act (the “CBCA”). Under section 33-771 of the CBCA, a corporation incorporated under the laws of Connecticut prior to January 1, 1997, such as the Registrant, is required to indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if (a) such person conducted himself or herself in good faith, (b) such person reasonably believed (i) in the case of conduct in such person’s official capacity, that his or her conduct was in the best interests of the corporation, (ii) in all other cases, that such conduct was at least not opposed to the best interests of the corporation, and (c) in the case of any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Unless ordered by a court, a corporation may not indemnify such person in connection with a proceeding by or in the right of the corporation (except for reasonable expenses incurred in connection with the proceeding if it is determined that such person has met the standard of conduct set forth in the foregoing sentence) or in connection with any proceeding with respect to conduct for which such person was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled. Indemnity is mandatory to the extent the matter has been successfully defended. In addition, under section 33-776 of the CBCA, a corporation incorporated under the laws of Connecticut prior to January 1, 1997 is required to indemnify an officer, employee and agent who is a party to a proceeding because he or she is an officer, employee or agent of the corporation to the same extent as a director. Section 33-776 of the CBCA further provides that if such person is an officer, employee or agent but not a director and such person is a party to a proceeding because he or she is an officer, employee or agent of the corporation, a corporation may indemnify such person to such further extent, consistent with public policy, as may be provided by contract, the certificate of incorporation of the corporation, the bylaws of the corporation or a resolution of the board of directors.

     The Registrant’s by-laws provide that the Registrant shall indemnify and reimburse, to the fullest extent permitted under applicable law, any person made a party to any action, suit or proceeding, by reason of the fact that he or she is or was a director, officer or employee of the Registrant, for expenses, including attorneys’ fees, and such amount of any judgment, fine or settlement for which he or she may have become liable or actually incurred in connection with the defense or reasonable settlement of any such action or threatened action, suit or proceeding. The Registrant’s certificate of incorporation provides that the personal liability of any director to the Registrant or its shareholders for monetary damages for breaching his or her duty as a director is limited to the amount of compensation received by the director for serving the Registrant during the year of the violation if such breach did not, among other things, (a) involve a knowing and culpable violation of law by the director, (b) enable the director or an associate to receive an improper personal economic gain, (c) show a lack of good faith and a conscious disregard for the duty of the director to the Registrant under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Registrant, or (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the Registrant. The Registrant has obtained directors’ and officers’ reimbursement and liability insurance against certain liabilities.

     Item 7. Exemption from Registration Claimed.

     Not applicable.

     Item 8. Exhibits.

Exhibit No.	Description of Exhibit
4.1	Gerber Scientific, Inc. 2003 Employee Stock Option Plan. Filed as Appendix B to the Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on August 8, 2003 and incorporated herein by reference.

4.2	Gerber Scientific, Inc. Non-Employee Director’s Stock Grant Plan. Filed as Appendix C to the Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on August 8, 2003 and incorporated herein by reference.

4.3	Gerber Scientific, Inc. 2005-2006 Executive Annual Incentive Bonus Plan. Filed herewith.

5.1	Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby. Filed herewith.

23.1	Consent of Independent Registered Public Accounting Firm. Filed herewith.

23.2	Consent of Hogan & Hartson L.L.P. (contained in its opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this registration statement).

     Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of South Windsor, state of Connecticut, on this 30th day of June, 2004.

GERBER SCIENTIFIC, INC.
By:	/s/ Marc T. Giles
Marc T. Giles
President, Chief Executive Officer and Director

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Marc T. Giles and Shawn M. Harrington, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact of any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of June 30, 2004 by the following persons in the capacities indicated.

Signature	Title
/s/ Marc T. Giles Marc T. Giles	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Shawn M. Harrington Shawn M. Harrington	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Donald P. Aiken Donald P. Aiken	Chairman and Director
/s/ George M. Gentile George M. Gentile	Director

Signature	Title
David J. Gerber	Director
/s/ Edward G. Jepsen Edward G. Jepsen	Director
/s/ Randall D. Ledford Randall D. Ledford	Director
/s/ David J. Logan David J. Logan	Director
/s/ John R. Lord John R. Lord	Director
/s/ Carole F. St. Mark Carole F. St. Mark	Director
/s/ A. Robert Towbin A. Robert Towbin	Director
/s/ W. Jerome Vereen W. Jerome Vereen	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Gerber Scientific, Inc. 2003 Employee Stock Option Plan. Filed as Appendix B to the Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on August 8, 2003 and incorporated herein by reference.
4.2	Gerber Scientific, Inc. Non-Employee Director’s Stock Grant Plan. Filed as Appendix C to the Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on August 8, 2003 and incorporated herein by reference.
4.3	Gerber Scientific, Inc. 2005-2006 Executive Annual Incentive Bonus Plan. Filed herewith.
5.1	Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby. Filed herewith.
23.1	Consent of Independent Registered Public Accounting Firm. Filed herewith.
23.2	Consent of Hogan & Hartson L.L.P. (contained in its opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this registration statement).